UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2007

Middle Kingdom Alliance Corp.

(Exact name of registrant as specified in its charter)

Delaware	000 - 1360244	20-4293876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Sandy Springs Circle, Suite 223

Atlanta, GA 30328

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 843-8585

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 19, 2006, the initial public offering (“IPO”) of 198,000 Series A Units and 3,300,000 Series B Units (“Units”), exclusive of 29,700 Series A Units, and 495,000 Series B Units, subject to the over-allotment option, of Middle Kingdom Alliance Corp. (the “Company”) was consummated. Each Series A Unit consists of one share of Common Stock, $.001 par value per share (“Common Stock”), and five Class A non-redeemable warrants, each to purchase one share of Common Stock, and each Series B Unit consists of one share of Class B common stock and one Class B redeemable warrant, to purchase one share of Common Stock. The Series A Units and Series B Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $27,984,000.

Prior to the IPO, in February 2006 the Company sold 90,450 Series A Units to its founders in a private sale (“Private Sale”) for $723,600.

In January of 2007 the underwriters exercised a portion of the over-allotment in the amount of 27,200 Series A Units at $8.00 per unit, and a portion of the over-allotment in the amount of 120,305 Series B units at $8.00 per unit.

Of the proceeds received from the IPO, the Private Sale, and the exercise of the partial over-allotment for the Series A and Series B units, $28,183,313 (or approximately $8.24 per Class B share sold in the IPO) was placed in trust. Audited financial statements as of December 31, 2006 reflecting receipt of the proceeds upon consummation of the IPO, the Private Sale, and the partial exercise of the over-allotment option have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit
99.1	Audited Financial Statements

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLE KINGDOM ALLIANCE CORP.

Date: March 8, 2007	By:	/s/ Bernard Jay Tanenbaum III
	Name:	Bernard Jay Tanenbaum III
	Title:	Chief Executive Officer

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